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                                                                   Exhibit 10.14

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made as of March 6, 2003, between Avatar Properties Inc., a Florida corporation (the "Company") and Michael Levy (the "Employee") and amends and restates in its entirety, the amended and restated employment agreement dated as of November 30, 2000 between the Company and the Employee (the "Original Agreement").

                               W I T N E S S E T H

                  WHEREAS, the Employee is currently employed as Chief Operating Officer and Executive Vice President of the Company pursuant to the Original Agreement; and

                  WHEREAS, the Company and the Employee wish to provide for certain modifications to the Original Agreement, all upon the terms hereinafter set forth; and

                  WHEREAS, simultaneously with the execution of this Agreement, the Employee is entering into that certain Earnings Participation Award Agreement between the Employee and Avatar Holdings, Inc., a Delaware corporation ("Avatar");

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Employment and Term. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, in the capacity and upon the terms and conditions hereinafter set forth. The term of employment under this Agreement shall be for the period commencing as of January 1, 2003 (the "Commencement Date") and ending on December 31, 2007, unless earlier terminated as herein provided (the "Term of Employment"). The last day of the Employee's Term of Employment shall be referred to in this Agreement as the "Date of Termination."

                  2. Duties. During the Term of Employment, the Employee shall serve as the Company's Chief Operating Officer and Executive Vice President, and shall perform such duties, functions and responsibilities as are customarily associated with and incident to the position of Chief Operating Officer and Executive Vice President and as the Company may, from time to time, require of him, including, but not limited to, the performance of such functions and duties for the Company's subsidiaries and affiliates as the Company may require, subject to the direction of the Company's Board of Directors. The Employee shall serve the Company faithfully, conscientiously and to the best of the Employee's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Employee shall devote all of his time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Employee's duties may reasonably require, to the duties of the Employee's employment; provided, however, that nothing contained herein shall prevent the

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Employee from engaging in Permitted Activities (as defined below). The principal place of employment of the Employee shall be the current principal executive offices of the Company and/or such other location within 50 miles of Company's current principal place of business as shall be necessary for the Employee to discharge his duties hereunder and the Permitted Activities. For purposes of this Agreement, "Permitted Activities" shall mean an ownership interest in, or the provision of services in connection with the design, development, construction, sales and marketing, operation and management, solely to or in connection with, the existing Brookman-Fels projects conducted by the companies set forth on Schedule I hereto, the Harbor Islands Joint Venture between Avatar Harbor Islands, Inc. and Brookman-Fels at Harbor Islands, Inc., and the Presidential Estate Joint Venture between Avatar at Presidential Estates, Inc. and Brookman-Fels at Presidential Estates, Inc. The Employee acknowledges that in the course of his employment he may be required, from time to time, to travel on behalf of the Company; provided, however, that the Employee shall not be required to spend more than 25% of his business time on overnight travel.

                  3. Compensation and Benefits. As full and complete compensation for the Employee's execution and delivery of this Agreement and performance of any services hereunder, the Company shall pay, grant or provide the Employee, and the Employee agrees to accept, the following compensation and benefits:

                           (a) Base Salary. The Company shall pay the Employee a
base salary at an annual rate of $500,000 payable at such times and in accordance with the standard payroll practices of Avatar. On an annual basis or at such other times as the Company may determine, the Employee's base salary shall be reviewed, and in the sole discretion of the Board of Directors of the Company, the Company may increase (but not decrease) the Employee's base salary.

                           (b) Annual Bonus. During the term of the Employee's
employment hereunder, the Company shall pay the Employee, and the Employee shall accept from the Company for the Employee's services, in addition to the Employee's Base Salary, a calendar year annual cash bonus of $250,000 ("Annual Bonus"). Such Annual Bonus shall be payable in accordance with Avatar's policy with respect to the compensation of executives, but no later than 30 days after the end of each calendar year in respect of which the bonus is earned.

                           (c) Employee Benefits. The Company shall afford the
Employee the opportunity to participate during the Term of Employment in any medical, dental, disability insurance, retirement, savings and any other employee benefits plans or programs (including perquisites) which Avatar maintains for its senior executives. Nothing in this Agreement shall require the Company, Avatar or their affiliates to establish, maintain or continue any benefit programs already in existence or hereafter adopted for senior executives of Avatar, and nothing in the Agreement shall restrict the right of Avatar or any of its affiliates to amend, modify or terminate any such benefit program.

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                           (d) Expenses. The Employee shall be entitled to
reimbursement or payment of reasonable business expenses (in accordance with Avatar's policies for its senior executives, as the same may be amended from time to time in Avatar's sole discretion), following the Employee's submission of appropriate receipts and/or vouchers to the Company.

                           (e) Vacations, Holidays or Temporary Leave: The
Employee shall be entitled to take four (4) weeks of vacation per year, plus any additional time, if any, as the Board of Directors of the Company or a committee of the Board of Directors of the Company may determine, in its sole discretion, without loss or diminution of compensation. Such vacation shall be taken at such time or times, and as a whole or in increments, as the Employee shall elect, consistent with the reasonable needs of the Company's business. The Employee shall further be entitled to the number of paid holidays, and leaves for illness or temporary disability in accordance with the policies of Avatar for its senior executives (as such policies may be amended from time to time or terminated in Avatar's sole discretion).

                  4. Intentionally Omitted.

                  5. Non-Competition and Protection of Confidential Information:

                    (a)  Restrictive Covenants:

                           (i)      During the Term of Employment and for one
year following the Date of Termination, the Employee shall not directly or indirectly engage, participate, own or make any financial investments in, or become employed by or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of, any person, firm or corporation, that directly or indirectly, engages primarily in, the development of adult retirement communities and/or active adult communities; provided, however, that it shall not be a violation of this Agreement for the Employee (i) to have beneficial ownership of less than 1% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system or (ii) to have beneficial ownership of less than 20% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities or otherwise having influence or control of such enterprise) if such securities are not registered under Section 12 of the Securities Exchange Act of 1934, as amended;

                           (ii)     During the Term of Employment, the Employee
shall not, directly or indirectly, (A) solicit, in competition with the Company or Avatar (their subsidiaries and/or affiliates (each of the foregoing entities being referred to herein, collectively and individually, as the "Avatar Entities"), any person who is a customer of any business conducted by the Avatar Entities or (B) in any manner whatsoever induce, or assist others to induce, any supplier of the Company to terminate its association with such entity or do anything, directly or indirectly, to interfere with the business

                                       3

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relationship between the Company or Avatar and any of their respective current or prospective suppliers.

                           (iii)    During the Term of Employment the Employee
shall not, directly or indirectly, solicit or induce any employee of the Avatar Entities to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Avatar Entities.

                           (iv)     The Employee recognizes and acknowledges
that certain confidential business and technical information used by the Employee in connection with the Permitted Activities that includes, without limitation, certain confidential and proprietary information relating to the designing, development, construction and marketing of real estate, is a valuable, special and unique asset of the Company, such information, subject to
Section 5(a)(vi) below, collectively being referred to as the "Confidential Information." During the Term of Employment the Employee shall not (A) use Confidential Information, or any part thereof other than in connection with his duties hereunder or Permitted Activities, nor (B) disclose such information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever.

                           (v)      During the Term of Employment and for all
time following the Date of Termination, the Employee shall not, directly or indirectly, furnish or make accessible to any person, firm, or corporation or other business entity, whether or not he, she, or it competes with the business of the Company, any trade secret or know-how acquired by the Employee during his employment by the Company which relates to the business practices, methods, processes or other confidential or secret aspects of the business of the Avatar Entities without prior written consent from the Company (such information, subject to Section 5(a)(vi) below, being referred to as the "Company Confidential Information").

                           (vi)     Confidential Information and Company
Confidential Information shall not include any information or documents that (A) are or become publicly available without breach by the Employee of Sections 5(a)(iv) or (v) hereof, (B) the Employee receives from any third party who, to the best of the Employee's knowledge upon reasonable inquiry, is not in breach of an obligation of confidence with the Company, Avatar or their respective affiliates, or (C) is required to be disclosed by law, statute, governmental or judicial proceeding; provided, however, that in the event that the Employee is requested by any governmental or judicial authority to disclose any Confidential Information, the Employee shall give the Company and Avatar prompt notice of such request, such that the Company and Avatar may seek a protective order or other appropriate relief, and in any such proceeding the Employee shall disclose only so much of the Confidential Information as is required to be disclosed.

                           (vii)    Notwithstanding the foregoing, the Employee
acknowledges that during the Term of Employment and for all time following the Date of Termination, the Employee shall not, and shall not cause or permit any of its affiliates to, use the name "Brookman-Fels" (or any derivative thereof) except as expressly permitted by those

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certain License Agreements, each dated as of December 4, 1997, by and between
Brookman-Fels Jeff Ian, Inc., as licensor and the companies listed on Schedule I hereto, each as a licensee, or except as otherwise permitted in writing by Avatar.

                  (b) Geographic Scope. The provisions of this Section 5 (other than Sections 5(a), (iv), (v), (vi) and (vii), which shall be in full force and effect without regard to the geographic limitations set forth in this
Section 5(b)) shall be in full force and effect within a 100-mile radius of a site for which the Avatar Entities has commenced development or has a binding commitment therefor.

                  (c) Remedies. The Employee acknowledges that his services are of a special, unique and extraordinary character and, his position with the Company and Avatar places him in a substantial relationship and a position of confidence and trust with specific prospective or existing customers, suppliers and employees of the Company and Avatar, and that in connection with his services to the Company, the Employee will have access to confidential business or professional information vital to the Company's and Avatar's businesses. The Employee further acknowledges that in view of the nature of the business in which the Company and Avatar are engaged, the foregoing restrictive covenants in this Section 5 hereof are reasonable and necessary in order to protect the legitimate business interests of the Company and Avatar and that violation thereof would result in irreparable injury to the Company and Avatar. Accordingly, the Employee consents and agrees that if the Employee violates or threatens to violate any of the provisions of this Section 5 hereof the Company and Avatar would sustain irreparable harm and, therefore, the Company and Avatar shall be entitled to obtain from any court of competent jurisdiction, temporary, preliminary and/or permanent injunctive relief as well as damages, attorneys fees and costs, and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Avatar Entities may be entitled.

                  6. Termination of Employment:

                           (a) The Employee's employment with the Company shall
terminate upon the occurrence of any of the following events:

                                    (i) the termination of the Employee's
employment upon and at any time following the Date of Termination and absent the parties having entered into a written agreement for the renewal of this Agreement;

                                    (ii) the death of the Employee during the
Term of Employment;

                                    (iii) the Disability (as defined below) of
the Employee during the Term of Employment;

                                    (iv) at any time upon written notice to
the Employee from the Company of termination of his employment for Cause (as defined below);

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                                    (v) at any time upon written notice to the
Employee from the Company of termination of his employment Without Cause (as defined below);

                                    (vi) the resignation by the Employee for
Good Reason (as defined below) during the Term of Employment; or

                                    (vii) the resignation by the Employee
Without Good Reason (as defined below) during the Term of Employment.

                  (b) For purposes of this Agreement, the "Disability" of the Employee shall mean the Employee's inability, because of mental or physical illness or incapacity, whether total or partial, to perform one or more material functions of the Employee's employment under this Agreement with or without reasonable accommodation and which entitles the Employee to receive benefits under a disability plan or program that is provided to the Employee pursuant to
Section 3(c).

                  (c) For purposes of this Agreement, the term "Cause" shall mean the Employee's (i) conviction or entry of a plea of guilty or nolo contendere, with respect to any felony (ii) commission of any act of willful misconduct, gross negligence, fraud or dishonesty or (iii) violation of any material term of this Agreement or any material written policy of the Company, provided that the Company first deliver written notice thereof to the Employee and the Employee shall not have cured such violation within thirty (30) days after receipt of such written notice.

                  (d) For purposes of this Agreement, "Without Cause" shall mean any reason other than the reasons described in Sections 6(a)(i), 6(a)(ii), 6(a)(iii) and 6(a)(iv) hereof. The parties expressly agree that a termination of employment Without Cause pursuant to Section 6(a)(v) hereof may be for any reason whatsoever, or for no reason, in the sole discretion of the Company.

                  (e) For purposes of this Agreement, "Good Reason" shall mean
(i) any assignment of material duties to the Employee other than those contemplated by the employment agreement, provided that the Company shall have 30 days after receipt of written notice by the Employee to cure or (ii) a reduction in the rate of compensation, or a material reduction in fringe benefits or any other material failure by the Company to perform its material obligations, provided that the Company shall have 30 days after receipt of written notice by the Employee to cure.

                  (f) For purposes of this Agreement, "Without Good Reason" shall mean any reason other than that defined in this Agreement as constituting Good Reason.

                  7. Payments Upon Termination of Employment:

                  (a) Death or Disability: If the Employee's employment hereunder is terminated due to the Employee's death or Disability pursuant to Sections 6(a)(ii) or (iii) hereof, the Company shall pay or provide to the Employee, his designated beneficiary or to his estate (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(e) hereof, in each case which has been earned but has not been paid

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as of the Date of Termination (ii) a prorated Annual Bonus pursuant to Section
3(b) hereof at the time of the Employee's death or Disability and (iii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to Section 3(c) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination. Should the Company wish to purchase insurance to cover the costs associated with the Employee's termination of employment pursuant to Sections 6(a)(ii) or (iii), the Employee agrees to execute any and all necessary documents necessary to effectuate said insurance.

                  (b) Termination for Cause, Resignation Without Good Reason, or Expiration of Term of Employment: If the Employee's employment hereunder is terminated due to the termination of the Employee's employment by the Company for Cause pursuant to Section 6(a)(iv) or due to the Employee's resignation Without Good Reason pursuant to Section 6(a)(vii), the Company shall pay or provide to the Employee (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(e) hereof, in each case which has been earned but has not been paid as of the Date of Termination and (ii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to Section 3(c) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination.

                  (c) Termination Without Cause; Resignation For Good Reason: If the Employee's employment hereunder is terminated by the Company Without Cause pursuant to Section 6(a)(v), or due to the Employee's resignation for Good Reason pursuant to Section 6(a)(vi), then:

                           (i) The Company shall continue to pay the Employee his full Base Salary in accordance with normal payroll practices and without interest through December 31, 2007 at the rate in effect at the time notice of the termination of the Employee's employment is given in accordance with Section 6(a)(v) or Section 6(a)(vi) hereof, as the case may be;

                           (ii) The Company shall continue to pay the Employee his Annual Bonus in accordance with normal payroll practices and without interest through December 31, 2007;

                           (iii) The Company shall maintain in full force and effect, for the Employee's continued benefit for the full term of this Agreement, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the Date of Termination provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Employee shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to the Employee, to the Employee's account or on the Employee's behalf

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                  under such plans and programs from which the Employee's
                  continued participation is barred.

                  (d) Duty to Seek Other Employment. If the Employee's employment hereunder is terminated by the Company Without Cause pursuant to
Section 6(a)(v), or due to the Employee's resignation for Good Reason pursuant to Section 6(a)(vi), the Employee agrees, during the entire period of time that the Employee is entitled to receive any benefits pursuant to Section 7(c) above, to make known the Employee's availability for employment involving services of a nature substantially similar and of a comparable stature to those performed by the Employee on behalf of the Company in a manner customary for executives holding positions substantially similar and of a comparable stature to the Employee's position with the Company; provided, however, that the Employee shall only be obligated to accept such employment if the principal office where the Employee will be employed is located within a fifty (50) mile radius from Coral Gables, Florida. The Employee agrees to keep the Chairman of the Board of Avatar (or his designee) apprised of the Employee's employment status during such period and, if requested, the Employee will provide appropriate supporting documentation with respect to the salary, bonuses or other compensation earned by and benefits made available to the Employee in respect of such employment. In the event the Employee secures employment as described in this Section 7(d), the Company shall be entitled to (i) deduct from the amounts payable to the Employee pursuant to Sections 7(c)(i) and 7(c)(ii) above (excluding any accrued but unpaid Annual Bonus through the date of termination) any salary, bonuses or other compensation paid to the Employee in connection with such employment and
(ii) terminate the Employee's participation in (and shall not be required to pay the Employee any sums in respect of) any employee benefit plans and programs described in Section 7(c)(iii) that are substantially similar to any employee benefit plans and programs in which the Employee participates in connection with such new or existing employment. The Employee agrees promptly to repay to the Company any amounts paid to the Employee by the Company pursuant to Sections 7(c)(i) and 7(c)(ii) which the Company was entitled to deduct from such amounts pursuant to this Section 7(d).

                  (e) No Other Payments. Except as provided in this Section 7, the Employee shall not be entitled to receive any other payments or benefits from the Company due to the termination of his employment, including but not limited to, any employee benefits under any of the Company's or Avatar's employee benefits plans or programs (other than at the Employee's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 or pursuant to the terms of any pension plan which the Company or Avatar may have in effect from time to time) or any right to be paid severance pay. If the Employee is entitled to any notice or payment in lieu of any notice of termination required by Federal, State or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the Company's obligation to make payments pursuant to Section 7(c) shall be reduced by the amount of any such payment in lieu of notice.

                  (f) Conditions to Payments upon Termination of Employment. Notwithstanding anything to the contrary contained in this Agreement, all payments and

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benefits to the Employee provided pursuant to this Section 7 shall be subject to the Employee's compliance with Section 5.

                  8. Employment after the Employment Term. No later than January 2, 2007, the Company shall enter into negotiations, in good faith, with the Employee regarding the continued employment of the Employee with the Company after the Term of Employment. In the event that following such good faith negotiations, the Employee and the Company are unable to agree on terms for the Employee to continue his employment with the Company after the Term of Employment, the Company shall have no liability whatsoever to the Employee and the Employee shall have no liability whatsoever to the Company.

                  9. No Conflicting Agreements; Indemnification:

                  (a) The Employee hereby represents and warrants that he is not a party to any agreement, or non-competition or other covenant or restriction contained in any agreement, commitment, arrangement or understanding (whether oral or written), which would in any way conflict with or limit his ability to commence work on the first day of the Term of Employment or would otherwise limit his ability to perform all responsibilities in accordance with the terms and subject to the conditions of this Agreement.

                  (b) The Employee agrees that the compensation provided for in
Section 3 represents the sole compensation to be paid to the Employee in respect of the services performed or to be performed for the Company and/or its affiliates by the Employee. The Employee further agrees that should there be a determination that for federal, state, local and/or other tax purposes, the Employee's compensation for services performed for the Company and its affiliates is greater than the amounts payable hereunder, the Employee will indemnify and hold harmless the Company and its affiliates against any and all liabilities, losses, and expenses including, but not limited to, any additional taxes, penalties and interest, and attorneys' and accountants' fees arising out of, resulting from or relating to such determination.

                  9. Deductions and Withholding. The Employee agrees that the Company shall withhold from any and all compensation required to be paid to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Employee's coverage under applicable employee benefit plans.

                  10. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the Employee's employment and supersedes any other prior oral or written agreements between the Employee and the Company and its affiliates. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

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

                  11. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. The waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

                  12. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work.

                  13. Jurisdiction. Any legal suit, action or proceeding against any party hereto arising out of or relating to this Agreement shall be instituted in a federal or state court in Dade County or Broward County in the State of Florida and each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each party hereto irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

                  14. Assignability. The obligations of the Employee may not be delegated and, except as expressly provided in Section 7(a) relating to the designation of beneficiaries, the Employee may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Employee agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company. The term "successor" shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination of employment for purposes of this Agreement.

                  15. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. If any court construes any of the provisions of Section 5 hereof, or any part thereof, to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

                  16. Notices. All notices to the Employee hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Michael Levy

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                           201 Alhambra Circle
                           Coral Gables, Florida 33134

                           with a copy to:

                           Kluger, Peretz, Kaplan & Berlin, P.A.
                           201 South Biscayne Blvd.
                           Suite 1700
                           Miami, FL  33131
                           Attention: Eliot Abbott, Esq.
                           Facsimile: (305) 379-3428

All notices to the Company hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Avatar Properties Inc.
                           201 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention: President
                           Facsimile: (305) 441-7876

                           with a copy to:

                           Avatar Properties Inc.
                           201 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention: General Counsel
                           Facsimile: (305) 448-9927

                           and with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention: Howard Dicker, Esq.
                           Facsimile: (212) 310-8007

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party.

                  17. Separate Independent Agreements. (a) The Cash Bonus Award Agreement dated October 20, 2000 between Avatar and the Employee is in full force and effect and is not subject to the terms of this Agreement, except as expressly set forth therein.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the terms of this Agreement shall not amend, supercede or alter in any way the terms of any other written agreement (other than the Original Agreement) between the Employee

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on the one hand, and the Company or Avatar, on the other hand, except as expressly set forth in such other agreement.

                  18. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                  20. Attorneys' Fees. In the event that either party hereto commences litigation against the other to enforce such party's rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys' fees (including in-house counsel), paralegals' fees, and legal assistants' fees through all appeals.

                  21. Neutral Construction. Each party to this Agreement was represented by counsel, or had the opportunity to consult with counsel. No party may rely on any drafts of this Agreement in any interpretation of the Agreement. Each party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

                            (signature page follows)

                                       12

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                           AVATAR PROPERTIES INC.

                                           By: /s/ Gerald D. Kelfer
                                               ---------------------------------
                                               Name:  Gerald D. Kelfer
                                               Title: Chief Executive Officer

                                               /s/ Michael Levy
                                               ---------------------------------
                                                   Michael Levy

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                                   SCHEDULE I

                  Existing Brookman-Fels Projects and Licensees

                  1.       Brookman-Fels at Harbor Islands, Inc.

                  2.       Brookman-Fels Organization, Inc.

                  3.       Brookman-Fels and Associates, Inc.

                  4.       Brookman-Fels at Treasure Trove, Inc.

                  5.       Brookman-Fels at Country Club Estates, Inc.

                  6.       Brookman and Fels at the Sanctuary, Inc.

                  7.       Brookman-Fels of South Florida, Inc.

                  8.       Brookman-Fels Custom Builders, Inc.

                  9.       Brookman-Fels Home and Design, Inc.

                  10.      Brookman-Fels Management Corporation

                  11.      Brookman-Fels at Presidential Estates, Inc.

                  12.      Brookman-Fels Construction Corp.

                  13.      Brookman-Fels Builders, Inc.

                  14.      Sunset Point at Silver Lakes, Ltd. (d/b/a
                             Brookman-Fels - Zuckerman Group)

                  15.      Parkland Communities, Inc. (d/b/a
                             Brookman-Fels - Zuckerman Group)

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